CUSIP No. 03782L101

EXHIBIT B

TRANSACTIONS EFFECTED SINCE THE FILING OF AMENDMENT NO. 33 TO THE SCHEDULE 13D

All of the below transactions in the Common Stock were traded in the ordinary course on the NASDAQ Stock Market.

Abdiel Capital Advisors, LP serves as the investment manager of Abdiel Qualified Master Fund, LP and effected the below transactions.

Transaction Date	Transaction Type	Amount of Securities	Price Per Share
01/19/2023	Purchase	75,109	$36.71	(1)
01/19/2023	Purchase	21,718	$37.30	(2)
01/20/2023	Purchase	97	$36.95
01/20/2023	Purchase	26,178	$37.68	(3)
01/20/2023	Purchase	109,440	$38.63	(4)
01/20/2023	Purchase	9,508	$39.10	(5)
01/23/2023	Purchase	1,988	$38.76	(7)
01/23/2023	Purchase	11,881	$39.74	(8)
01/23/2023	Purchase	15,245	$40.43	(9)
01/24/2023	Purchase	59,960	$40.53	(11)
01/24/2023	Purchase	24,841	$41.21	(12)
01/25/2023	Purchase	7,005	$38.93	(13)
01/25/2023	Purchase	22,388	$39.46	(14)
01/25/2023	Purchase	10,917	$40.37	(15)

Abdiel Capital Advisors, LP serves as the investment manager of Abdiel Capital, LP and effected the below transactions.

Transaction Date	Transaction Type	Amount of Securities	Price Per Share
01/19/2023	Purchase	2,461	$36.71	(1)
01/19/2023	Purchase	712	$37.30	(2)
01/20/2023	Purchase	3	$36.95
01/20/2023	Purchase	861	$37.68	(3)
01/20/2023	Purchase	3,600	$38.63	(4)
01/20/2023	Purchase	313	$39.10	(5)
01/23/2023	Purchase	61	$38.76	(7)
01/23/2023	Purchase	362	$39.74	(8)
01/23/2023	Purchase	463	$40.43	(9)
01/24/2023	Purchase	1,908	$40.53	(11)
01/24/2023	Purchase	791	$41.21	(12)
01/25/2023	Purchase	232	$38.93	(13)
01/25/2023	Purchase	744	$39.46	(14)
01/25/2023	Purchase	362	$40.37	(15)

Abdiel Capital Advisors, LP serves as the investment manager of Abdiel Partners, LLC and effected the below transactions.

Transaction Date	Transaction Type	Amount of Securities	Price Per Share
01/20/2023	Purchase	7,510	$37.84	(6)
01/23/2023	Purchase	8,000	$39.64	(10)

(1)

The price reported for the Common Stock is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $36.07 to $37.00. The Reporting Persons undertake to provide to the Issuer, any shareholder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(2)

The price reported for the Common Stock is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $37.00 to $37.98. The Reporting Persons undertake to provide to the Issuer, any shareholder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

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CUSIP No. 03782L101

(3)

The price reported for the Common Stock is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $37.15 to $37.99. The Reporting Persons undertake to provide to the Issuer, any shareholder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(4)

The price reported for the Common Stock is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $38.00 to $38.99. The Reporting Persons undertake to provide to the Issuer, any shareholder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(5)

The price reported for the Common Stock is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $39.00 to $39.25. The Reporting Persons undertake to provide to the Issuer, any shareholder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(6)

The price reported for the Common Stock is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $37.56 to $37.94. The Reporting Persons undertake to provide to the Issuer, any shareholder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(7)

The price reported for the Common Stock is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $38.30 to $38.97. The Reporting Persons undertake to provide to the Issuer, any shareholder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(8)

The price reported for the Common Stock is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $39.00 to $39.99. The Reporting Persons undertake to provide to the Issuer, any shareholder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(9)

The price reported for the Common Stock is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $40.00 to $40.73. The Reporting Persons undertake to provide to the Issuer, any shareholder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(10)

The price reported for the Common Stock is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $39.24 to $39.95. The Reporting Persons undertake to provide to the Issuer, any shareholder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(11)

The price reported for the Common Stock is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $40.17 to $40.99. The Reporting Persons undertake to provide to the Issuer, any shareholder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(12)

The price reported for the Common Stock is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $41.00 to $41.79. The Reporting Persons undertake to provide to the Issuer, any shareholder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(13)

The price reported for the Common Stock is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $38.80 to $39.00. The Reporting Persons undertake to provide to the Issuer, any shareholder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

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CUSIP No. 03782L101

(14)

The price reported for the Common Stock is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $39.00 to $39.98. The Reporting Persons undertake to provide to the Issuer, any shareholder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(15)

The price reported for the Common Stock is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $40.00 to $40.50. The Reporting Persons undertake to provide to the Issuer, any shareholder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

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